UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

   NCR CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard Duluth, Georgia 30096 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On November 10, 2014, NCR Corporation (the “Company”) entered into an agreement (the “Agreement”) with Marcato Capital Management LP, Marcato, L.P., Marcato II, L.P., Marcato International Master Fund, Ltd. and Mr. Richard T. McGuire III (collectively, the “Marcato Group”), pursuant to which the Company agreed to appoint Mr. McGuire  to the Company’s Board of Directors (the “Board”).  The following is a summary of the terms of the Agreement.  The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the terms of the Agreement, effective November 10, 2014, the Company increased the Board from eight to nine members and the Board elected Mr. McGuire to fill the newly created vacancy.  The Board also appointed Mr. McGuire to serve as a member of the Executive Committee and the Compensation and Human Resource Committee of the Board.  In addition, the Company has agreed to include Mr. McGuire in its slate of nominees for election to the Board at the Company’s 2015 annual meeting of stockholders (the “2015 Meeting”) as a Class C director.  If Mr. McGuire is re-elected at the 2015 Meeting, Mr. McGuire has agreed to resign from the Board seven business days prior to the end of the last day that the Company’s stockholders may timely notify the Company of a nomination or proposal to be properly brought before the Company’s 2016 annual meeting of stockholders pursuant to the Company’s Bylaws (which is expected to be in late October or early November 2015), however, the Company and Marcato may mutually agree to extend Mr. McGuire’s term on the Board for an additional year.  Mr. McGuire has also agreed to resign from the Board in certain other situations specified in the Agreement.

The Marcato Group has agreed, for as long as Mr. McGuire is a member of the Board, to customary standstill restrictions, including agreeing not to conduct a proxy contest regarding the election of directors.  In addition, for as long as Mr. McGuire is a member of the Board, the Marcato Group has also agreed to vote all of its shares of the Company’s voting securities in favor of the election of each director nominated and recommended by the Board and in accordance with the Board’s recommendation with respect to certain other matters.

In conjunction with the Agreement, the Company and the Marcato Group have also entered into a confidentiality agreement, a copy of which is attached as Exhibit 99.2 and is incorporated herein by reference.

A copy of the joint press release issued by the Company and the Marcato Group regarding these events is attached hereto as Exhibit 99.3.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Mr. McGuire is the Founder and Managing Partner of Marcato Capital Management LP. Based in San Francisco, Marcato manages a select number of passive and activist investments across all industries with a primary focus on opportunities in middle-market public equities.  Mr. McGuire has spent his entire career in private and public equity investing and holds an MBA from Harvard Business School and a Bachelor’s degree in Economics from Princeton University.

Mr. McGuire will receive the same compensation and indemnification as the Company’s other non-employee directors as described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 10, 2014.

Other than the agreements described in Item 1.01, there are no transactions between Mr. McGuire and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01.         Financial Statements and Exhibits

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Agreement by and among NCR Corporation, Marcato Capital Management LP, Marcato, L.P., Marcato II, L.P., Marcato International Master Fund, Ltd. and Richard T. McGuire III, dated November 10, 2014
99.2
Confidentiality Agreement by and among NCR Corporation, Marcato Capital Management LP, Marcato, L.P., Marcato II, L.P., Marcato International Master Fund, Ltd. and Richard T. McGuire III, dated November 10, 2014

99.3	Joint press release issued by NCR Corporation and the Marcato Group, dated November 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

	By:	/s/ Edward Gallagher
		Name:	Edward Gallagher
Date: November 10, 2014		Title:	Acting General Counsel and Corporate Secretary

Index to Exhibits

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Agreement by and among NCR Corporation, Marcato Capital Management LP, Marcato, L.P., Marcato II, L.P., Marcato International Master Fund, Ltd. and Richard T. McGuire III, dated November 10, 2014
99.2
Confidentiality Agreement by and among NCR Corporation, Marcato Capital Management LP, Marcato, L.P., Marcato II, L.P., Marcato International Master Fund, Ltd. and Richard T. McGuire III, dated November 10, 2014

99.3	Joint press release issued by NCR Corporation and the Marcato Group, dated November 10, 2014